Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-232009 and 333-252926

Prospectus Supplement

to Prospectus dated June 21, 2019

ENLIVEX THERAPEUTICS LTD.

2,296,107 Ordinary Shares

We are offering 2,296,107 ordinary shares, par value NIS 0.40 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ENLV” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “ENLV.” The last reported sale prices of our ordinary shares on the Nasdaq on January 25, 2021, February 1, 2021 and February 8, 2021 were $12.15 per share, $12.70 per share and $23.10 per share, respectively. The last reported sale prices of our ordinary shares on the TASE on January 25, 2021, February 1, 2021 and February 8, 2021 were NIS 38.58, NIS 40.12 per share and NIS 78.00 per share, respectively, or $11.79 per share, $12.16 per share and $23.76 per share, respectively (in each case based on the exchange rate reported by the Bank of Israel on the applicable day).

We recently released top-line results of a Phase II clinical trial, evaluating our product candidate, Allocetra™, in severe and critical COVID-19 patients. See “Prospectus Supplement Summary—Our Company—Recent Developments.”

H.C. Wainwright & Co., LLC, or Wainwright, may offer the ordinary shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices. See “Underwriting.”

The aggregate amount of this offering may include up to $16,684,777 of unsold securities under our at-the-market offering program with Wainwright, the prospectus supplement for which we recently terminated.

Investing in our securities involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-5 of this prospectus supplement (including, without limitation, the risk factor entitled “The market price of our ordinary shares has been, and may continue to be, volatile, and the value of your investment could decline significantly”), and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public Offering Price	$20.00	$45,922,140.00
Underwriting Discounts and Commissions(1)	$1.40	$3,214,549.80
Proceeds to Us, Before Expenses	$18.60	$42,707,590.20

(1)	In addition, we have agreed to (i) reimburse Wainwright for certain offering-related expenses, (ii) issue to Wainwright or its designees warrants to purchase ordinary shares as discussed further herein and (iii) pay Wainwright a management fee equal to 1.0% of the aggregate gross proceeds, other than proceeds received from certain investors. See “Underwriting.”

We have granted Wainwright a 30-day option to purchase up to an additional 344,416 ordinary shares from us at the public offering price per ordinary share, less underwriting discounts and commissions. If Wainwright exercises its option in full, the total underwriting discounts and commissions payable by us will be $3,696,732.20, and the total proceeds to us, before expenses, will be $49,113,727.80.

Delivery of the ordinary shares is expected to be made on or about February 12, 2021.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 9, 2021

tABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and Wainwright has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

S-i

About this Prospectus Supplement

All references to the terms the “Company,” “Enlivex,” “we,” “us” and “our” in this prospectus supplement refer to Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

All references to “$” and “U.S. Dollars” are to United States dollars and all references to “NIS” are to New Israeli Shekels.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act.

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-ii

Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2019 and in other documents incorporated herein by reference.

Our Company

Overview

We are a clinical stage macrophage reprogramming immunotherapy company, developing an allogeneic drug pipeline for immune system rebalancing. Immune system rebalancing is critical for the treatment of life-threatening immune and inflammatory conditions, which involve exaggerated immune response and hyper-expression of cytokines (“Cytokine Release Syndrome”) and for which there are no U.S. Food and Drug Administration-approved treatments, as well as treating solid tumors via modulating immune-checkpoint rebalancing. Our innovative immunotherapy candidate, Allocetra™, is a novel immunotherapy candidate based on a unique mechanism of action that targets clinical indications that are defined as “unmet medical needs” such as preventing or treating complications associated with sepsis and acute multiple organ failure, bone marrow transplants and/or hematopoietic stem cell transplants. We also intend to develop our cell-based therapy to be combined with effective treatments of solid tumors via immune checkpoint rebalancing to increase the efficacy of various anti-cancer therapies, including Chimeric Antigen Receptor T-Cell therapies and T-Cell Receptor therapies.

Cytokines are a broad and loose category of small proteins (~5–20 kDa) produced by a broad range of cells, including immune cells, and are especially important in the immune system as they promote, modulate and balance immune responses. They are released by cells and affect the behavior of other cells, and include chemokines, interferons, interleukins, lymphokines, tumor necrosis factors and others, but generally not hormones or growth factors. Cytokines are important in health and disease, specifically in host responses to infection, immune responses, inflammation, trauma, sepsis, cancer and other conditions. Cytokine Release Syndrome is a systemic inflammatory response in which cytokine release composition and amplitude spirals out of control. It is considered difficult to treat with traditional small molecules or biologics because the condition involves dozens of cytokines that induce multiple biological paths of hyper immune activity. Such hyper immune activity may result in an attack of immune killer cells (e.g., T-Cells, B-Cells and Natural Killer Cells) on healthy organs of the patient, including the heart, brain, lungs, liver, kidney and others, which may lead to organ damage, multiple organ failure and mortality.

We believe that the only approach to handling such a multi-factorial complex life-threatening situation is via an integrated cell-based immunotherapy that induces the immune system to rebalance itself to normal levels of operation utilizing a mechanism of action used regularly by the immune system and developed through evolution. Our unique therapeutic approach is based on inducing immunotolerance and the specific normal rebalancing of the immune system by infusing early and stable apoptotic cells (dying cells) into the patient. Once infused, such apoptotic cells interact with macrophages and dendritic cells via well-defined mechanisms causing rebalancing of an over-agitated immune response. Using this inherent immune pathway, we believe that it can use Allocetra™ to shape a patient’s innate immune response to a disease, leading to a decrease in unwanted immune response.

There are many clinical conditions in which a patient has the potential to develop Cytokine Release Syndrome. Those clinical conditions include complications associated with sepsis, HSCT and several autoimmune and inflammatory conditions, such as Crohn’s disease, rheumatoid arthritis, gout and multiple sclerosis.

We are required to pay royalties to the State of Israel (represented by the Israel Innovation Authority), computed on the basis of proceeds from the sale or license of products, the development of which was supported by State grants. These royalties are generally 3% to 5% of sales until repayment of 100% of the grants (linked to the U.S. Dollar) received by us plus annual interest at an applicable LIBOR-based rate. Our aggregate contingent obligation to pay royalties as of September 30, 2020 was approximately $6,499,000, which represented the gross amount of grants actually received by us from the Israel Innovation Authority to such date, including accrued interest. As of September 30, 2020, we had not paid any royalties to the Israel Innovation Authority. For a description of our obligations in connection with the grants from the Israel Innovation Authority, see “Item 3.D.—Risk Factors—Risks Related to Israeli Law and Our Operations in Israel” in our Annual Report on Form 20-F for the year ended December 31, 2019.

Recent Developments

Top-line Results from Phase II Clinical Trial Evaluating Allocetra in Severe and Critical COVID-19 Patients

On October 13, 2020, the Israeli Ministry of Health authorized the initiation of a proposed investigator-initiated Phase II clinical trial evaluating Allocetra in severe and critical COVID-19 patients. The COVID-19 study was a multi-center investigator-initiated, Phase II clinical trial. The trial was designed to assess AllocetraTM in combination with standard of care treatment. The trial evaluated safety, tolerability, cytokine profile and efficacy parameters.

After reporting positive interim results in early December, 2020, we reported positive top-line results from the investigator-initiated Phase II clinical trial on February 3, 2021. Based on the positive results and in consultation with the trial’s principal investigator, we completed the trial early and plan to submit a summary of the data for review by the relevant regulatory bodies. We plan to submit the data summary to regulators later in February 2021, and we expect that this summary will serve as the basis for a discussion with regulators on the next steps in Allocetra’s regulatory pathway in COVID-19 patients with severe or critical illness. We can provide no assurance that the Phase II clinical trial data will be sufficient for us to proceed with a Phase III trial.

Sixteen COVID-19 patients were treated with AllocetraTM in the Phase II clinical trial, which originally was expected to enroll twenty-four patients. The clinical trial was completed early in support of anticipated accelerated regulatory filings of the trial’s positive safety and efficacy data. Of the sixteen patients enrolled in the Phase II trial, nine (9/16, 56%) were in severe condition and seven (7/16, 44%) were in critical condition.

Key results and conclusions from both the Phase II clinical trial, as well as a previously reported investigator-initiated Phase Ib study of AllocetraTM in severe and critical COVID-19 patients, include:

●	Fourteen of sixteen (87.5%) Phase II trial patients had recovery from their respective severe/critical condition and were discharged from the hospital after an average of 5.3 days following AllocetraTM administration (average of 4.2 days for severe patients and 7.2 days for critical patients).

●	Nineteen of twenty one (90.5%) Phase II and Phase Ib trial patients, in the aggregate, had recovery from their respective severe/critical condition and were discharged from the hospital after an average of 5.6 days following AllocetraTM administration (average of 4.1 days for severe patients and 7.7 days for critical patients).

●	The mortality rate at 28 days (day-28 post-AllocetraTM treatment was the end of the trial’s follow-up period) for participants in the Phase II trial was 0% (0/16). The same 0% (0/21) mortality rate was observed in an aggregate analysis of all patients treated in the Phase Ib and Phase II studies.

●	Majority of the patients treated in the Phase Ib and Phase II studies had pre-existing risk factors such as male gender, obesity and hypertension

Israeli Ministry of Health Authorization of Phase IIb Clinical Trial Evaluating Allocetra in Sepsis Patients

On November 3, 2020, the Israeli Ministry of Health authorized the initiation of a proposed Company-sponsored Phase IIb clinical trial evaluating Allocetra™, in sepsis patients.

The planned Company-sponsored Phase IIb clinical trial is a multi-center, randomized, placebo-controlled study, which is expected to recruit up to 160 sepsis patients in four cohorts, and is designed to assess Allocetra™ treatment in combination with standard of care treatment. The trial plans to evaluate safety, tolerability, and efficacy parameters of different doses of Allocetra™, and has two co-primary endpoints: (i) change from baseline in Sequential Organ Failure Assessment (SOFA) score over a period of 28 days, and (ii) number and severity of adverse events and serious adverse events. Secondary endpoints include (i) number of ventilator-free days, (ii) number of vasopressor-free days, (iii) number of days without renal replacement therapy (dialysis), and (iv) length of stay in Intensive Care Unit or Intermediate Care Unit and in hospital.

Recent Warrant Exercises

Since September 30, 2020, certain investors who acquired warrants from us in our previously reported registered direct offerings consummated during the first quarter of 2020 have exercised warrants for an aggregate of 1,575,000 ordinary shares at an exercise price of $9.00 per share and warrants for an aggregate of 147,646 ordinary shares at an exercise price of $10.00 per share. The foregoing warrant exercise provided us with aggregate gross proceeds of $15,651,460.

ATM Offering

On October 22, 2020, we entered into an at the market offering agreement, referred to as the Offering Agreement, with Wainwright, pursuant to which we may offer and sell, from time to time, at our option, up to $25.0 million of our ordinary shares through an “at-the-market” equity offering program under which Wainwright agreed to act as sales agent. As of February 8, 2021, we had sold an aggregate of 476,983 ordinary shares having an aggregate offering price of $8,315,223 under the Offering Agreement and we may sell up to an additional $16,684,777 of our ordinary shares pursuant to the Offering Agreement, representing the balance of the original $25.0 million of our ordinary shares that may be sold pursuant to the Offering Agreement. On February 9, 2020, we terminated the prospectus supplement dated October 22, 2020, but the Offering Agreement remains in full force and effect.

Corporate Information

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. Upon consummation of a merger transaction, pursuant to which our wholly owned subsidiary, Treblast Ltd., merged with and into Enlivex Therapeutics R&D Ltd., or Enlivex R&D, formerly known as Enlivex Therapeutics Ltd., with Enlivex R&D remaining as the surviving entity in the merger, or the Merger, we changed our name to Enlivex Therapeutics Ltd. Our primary operating subsidiary, Enlivex Therapeutics R&D Ltd., was incorporated in September 2005 under the laws of the State of Israel as an Israeli privately held company under the name Tolarex Ltd. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and, upon consummation of the Merger, to Enlivex Therapeutics R&D Ltd. Our principal executive offices are located at 14 Einstein Street, Nes Ziona, Israel 7403618, and our telephone number is: +972 26208072.

The Offering

Ordinary shares offered by us	2,296,107 ordinary shares.

Ordinary shares outstanding immediately after this offering(1)	15,759,878 ordinary shares (or 16,104,294 ordinary shares if Wainwright exercises its option to purchase an additional 344,416 ordinary shares in full).

Option to purchase additional ordinary shares	We have granted Wainwright an option, exercisable for 30 days following the date of this prospectus supplement, to purchase up to an additional 344,416 ordinary shares from us. See “Underwriting.”
Use of proceeds	We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and research and development activities; (ii) potential acquisitions and in-licensing; and (iii) other general corporate purposes. See “Use of Proceeds” for additional information.

Nasdaq Capital Market symbol	“ENLV”

Tel Aviv Stock Exchange symbol	“ENLV”

Risk factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-5, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

(1)	The number of our ordinary shares outstanding is based on 13,463,771 shares outstanding as of September 30, 2020, which excludes:

●	1,347,701 options held by our employees and directors to purchase ordinary shares under our Global Share Incentive Plan (2019), or the 2019 Plan, at a weighted average exercise price of $5.96 per share, of which 700,610 options were exercisable as of September 30, 2020, at a weighted average exercise price of $5.79 per share;

●	499,115 options to purchase ordinary shares under options granted to consultants under existing stock-option plans, or the Consultants’ stock options, at a weighted average exercise price of $4.04 per share, of which 407,131 options were exercisable as of September 30, 2020 at a weighted average exercise price of $3.54 per share;

●	217,087 ordinary shares available for future issuance under the 2019 Plan as of September 30, 2020;

●	27,016 warrants issued by Bioblast Pharma Ltd. in March 2016 that became exercisable in September 2016 at an exercise price of $180 per share;

●	216,563 ordinary shares issuable upon exercise of placement agent warrants at an exercise price of $10.00 per share;

●	2,093,750 ordinary shares issuable upon exercise of investor warrants at an exercise price of $9.00 per share;

●	476,983 ordinary shares issued in an “at the market” equity offering under the Offering Agreement since October 22, 2020; and

●	160,727 ordinary shares issuable upon exercise of unregistered warrants to be issued to the underwriter or its designees as compensation in connection with this offering, at an exercise price of $25.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants described above and no exercise of Wainwright’s option to purchase additional ordinary shares in this offering. Additionally, the information above does not reflect the recent exercise of certain warrants issued in our previously reported registered direct offerings consummated during the first quarter of 2020. See “—Our Company—Recent Developments—Recent Warrant Exercises.”

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed reports on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our ordinary shares could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering

The market price of our ordinary shares has been, and may continue to be, volatile, and the value of your investment could decline significantly.

The trading price of our ordinary shares has been, and is likely to continue to be, volatile. The last reported sale prices of our ordinary shares on the Nasdaq on January 25, 2021, February 1, 2021 and February 8, 2021 were $12.15 per share, $12.70 per share and $23.10 per share, respectively. The last reported sale prices of our ordinary shares on the TASE on January 25, 2021, February 1, 2021 and February 8, 2021 were NIS 38.58, NIS 40.12 per share and NIS 78.00 per share, respectively, or $11.79 per share, $12.16 per share and $23.76 per share, respectively (in each case based on the exchange rate reported by the Bank of Israel on the applicable day). The following factors, some of which are beyond our control, in addition to other risk factors described in this section and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, may have a significant impact on the market price of our ordinary shares:

●	inability to obtain the approvals necessary to commence further clinical trials;

●	unsatisfactory results of clinical trials;

●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

●	announcements of therapeutic innovations or new products by us or our competitors;

●	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

●	changes or developments in laws or regulations applicable to our product candidates;

●	any adverse changes to our relationship with manufacturers or suppliers;

●	any product liability actions or intellectual property infringement actions in which we may become involved;

●	announcements concerning our competitors or the pharmaceutical or biotechnology industries in general;

●	achievement of expected product sales and profitability or our failure to meet expectations;

●	our commencement of, or involvement in, litigation;

●	any major changes in our board of directors, management or other key personnel;

●	legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of therapeutics we, our licensees or others develop;

●	success of research and development projects;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares are covered by analysts;

●	developments by our licensees, if any; and

●	future issuances of ordinary shares or other securities.

These factors may materially and adversely affect the market price of our ordinary shares, which could result in substantial losses by our investors.

In addition, the stock market in general, and Nasdaq and the market for biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly. Price volatility of our ordinary shares might be worse if the trading volume of our ordinary shares is low.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds”. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

You will experience immediate and substantial dilution.

The offering price for the ordinary shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our ordinary shares. Purchasers of ordinary shares in this offering will experience immediate and substantial dilution on a book value basis. After giving effect to the sale by us of 2,296,107 ordinary shares in this offering, based on an offering price of $20.00 per ordinary share, the as adjusted net tangible book value of our ordinary shares would have been approximately $71.13 million or $4.51 per ordinary share, as of September 30, 2020 (an increase in net tangible book value of approximately $2.39 per ordinary share to our existing shareholders). If you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of approximately $15.49 per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our ordinary shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Additionally, if we issue additional ordinary shares (or securities convertible into or exercisable for ordinary shares) in the future at prices (including conversion or exercise prices) below the offering price in this offering, then you will incur further dilution. Please see the section in the prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time in the future (subject to restrictions contained in the underwriting agreement with Wainwright), offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering; and, if such price per share is lower than the public offering price in this offering, investors in this offering will incur additional dilution.

A substantial number of ordinary shares will be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we will sell 2,296,107 ordinary shares which represented approximately 13% (or if Wainwright exercises its option to purchase 344,416 additional shares in full ordinary shares representing ordinary shares which represented approximately 14%) of our outstanding ordinary shares as of February 9, 2021 after giving effect to the sale by us of the ordinary shares in this offering. In addition, Wainwright will receive warrants to purchase up to an aggregate of 160,727 ordinary shares. This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares on Nasdaq or on the TASE. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares. As result of the dilution experienced by existing shareholders due to this offering, we may be subject to class action litigation based on this dilution. In addition, a decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities, and may cause you to lose part or all of your investment in our ordinary shares. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Our ordinary shares are listed in two markets and this may result in price variations that could affect the trading price of our ordinary shares.

Our ordinary shares are listed on Nasdaq and the TASE, both under the symbol “ENLV.” Trading in our ordinary shares on these markets is made in different currencies (U.S. Dollars on Nasdaq and New Israeli Shekels on the TASE), and at different times (due to the different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

We may be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our taxable year ending December 31, 2020 or in any subsequent year. There may be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares if we are a PFIC.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Although we have not determined whether we will be a PFIC for our taxable year ending December 31, 2020, or in any subsequent year, our operating results for any such years may cause us to be a PFIC. If we are a PFIC for our taxable year ending December 31, 2020, or any subsequent year, and a U.S. Investor (as defined below) does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to a U.S. Investor, and any gain realized on the sale or other disposition of our ordinary shares will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. Investor’s holding period for the ordinary shares; (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. Investor to make a timely QEF or mark-to-market election. U.S. Investors who hold our ordinary shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. Investors who made a timely QEF or mark-to-market election. A U.S. Investor can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. A QEF election generally may not be revoked without the consent of the IRS. Upon request, we will annually furnish U.S. Investors with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. Investor) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC.

Cautionary Statement About Forward-Looking Information

This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, or in the other reports and documents incorporated by reference in this prospectus supplement and the accompanying prospectus would not be interpreted differently in light of additional research, clinical and preclinical trial results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” contained in this prospectus supplement and in the accompanying prospectus, as well as under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks and uncertainties described in the other documents incorporated by reference herein and therein.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which reflect our views only as of the respective dates on which the statements were made, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Use of Proceeds

We estimate that the net proceeds from the sale of 2,296,107 ordinary shares in this offering will be approximately $42.4 million, or approximately $52.5 million if Wainwright exercises in full its option to purchase 344,416 additional ordinary shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and research and development activities; (ii) potential acquisitions and in-licensing; and (iii) other general corporate purposes. Pending any such uses, we intend to hold the net proceeds in cash and cash equivalents (which may include investments in highly liquid, short term investment instruments).

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Capitalization

The following table presents our capitalization as determined in accordance with United States generally accepted accounting principles, as of September 30, 2020:

●	on an actual basis; and

●	on an as-adjusted basis after giving effect to the sale by us of ordinary shares in this offering at a public offering price of $20.00 per ordinary share (assuming no exercise by Wainwright of its option to purchase additional ordinary shares in this offering), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein.

	As of September 30, 2020
	Actual	As Adjusted
	(U.S. dollars in thousands (except share data))
Non-Current Liabilities:
Lease liabilities	$499	$499
Total non-current liabilities	$499	$499
Shareholders’ equity:
Common stock of NIS 0.40 ($0.11) par value:
Authorized: 45,000,000 shares as of September 30, 2020; Issued and outstanding: 13,463,771 as of September 30, 2020 and 15,759,878 as of September 30, 2020, as adjusted	$1,513	$1,789
Additional paid in capital	$59,820	$102,141
Foreign currency translation adjustments	$(1,201)	$(1,201)
Accumulated deficit	$(31,633)	$(31,633)
Total shareholders’ equity	$28,499	$71,096
Total capitalization	$33,372	$75,970

The above table is based on 13,463,771 shares outstanding as of September 30, 2020, which excludes:

●	1,347,701 options held by our employees and directors to purchase ordinary shares under the 2019 Plan, at a weighted average exercise price of $5.96 per share, of which 700,610 options were exercisable as of September 30, 2020, at a weighted average exercise price of $5.79 per share;

●	499,115 options to purchase ordinary shares under options granted to consultants under existing stock-option plans, or the Consultants’ stock options, at a weighted average exercise price of $4.04 per share, of which 407,131 options were exercisable as of September 30, 2020 at a weighted average exercise price of $3.54 per share;

●	217,087 ordinary shares available for future issuance under the 2019 Plan as of September 30, 2020;

●	27,016 warrants issued by Bioblast Pharma Ltd. in March 2016 that became exercisable in September 2016 at an exercise price of $180 per share;

●	216,563 ordinary shares issuable upon exercise of placement agent warrants at an exercise price of $10.00 per share;

●	2,093,750 ordinary shares issuable upon exercise of investor warrants at an exercise price of $9.00 per share;

●	476,983 ordinary shares issued in an “at the market” equity offering under the Offering Agreement since October 22, 2020; and

●	160,727 ordinary shares issuable upon exercise of unregistered warrants to be issued to the underwriter or its designees as compensation in connection with this offering, at an exercise price of $25.00 per share.

Additionally, the above table does not reflect the recent exercise of certain warrants issued in our previously reported registered direct offerings consummated during the first quarter of 2020. For information on recent warrant exercises, see “Summary—Our Company—Recent Developments—Recent Warrant Exercises.”

Dilution

If you invest in the ordinary shares being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per ordinary share. Our net tangible book value as of September 30, 2020 was approximately $28.53 million, or approximately $2.12 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of ordinary shares outstanding as of September 30, 2020.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect to the sale by us of 2,296,107 ordinary shares in this offering at the public offering price of $20.00 per ordinary share and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2020 would have been approximately $71.13 million, or $4.51 per ordinary share. This represents an immediate increase of $2.39 in net tangible book value per share to our existing shareholders and an immediate dilution of $15.49 per share to purchasers of ordinary shares in this offering. The following table illustrates this per share dilution:

Public offering price per share	$20.00
Net tangible book value per share as of September 30, 2020	$2.12
Increase in net tangible book value per share attributable to investors purchasing ordinary shares in this offering	$2.39
Adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering	$4.51
Dilution per share to investors purchasing ordinary shares in the offering	$15.49

If Wainwright exercises in full its option to purchase up to an additional 344,416 ordinary shares, then the as-adjusted net tangible book value after giving effect to this offering would be $4.81 per ordinary share, representing an increase in net tangible book value of $ 2.70 per ordinary share to our existing shareholders and immediate dilution in net tangible book value of $15.19 per share to new investors purchasing ordinary shares in this offering.

The above discussion and tables do not include the following:

●	1,347,701 options held by our employees and directors to purchase ordinary shares under the 2019 Plan, at a weighted average exercise price of $5.96 per share, of which 700,610 options were exercisable as of September 30, 2020, at a weighted average exercise price of $5.79 per share;

●	499,115 options to purchase ordinary shares under options granted to consultants under existing stock-option plans, or the Consultants’ stock options, at a weighted average exercise price of $4.04 per share, of which 407,131 options were exercisable as of September 30, 2020 at a weighted average exercise price of $3.54 per share;

●	217,087 ordinary shares available for future issuance under the 2019 Plan as of September 30, 2020;

●	27,016 warrants issued by Bioblast Pharma Ltd. in March 2016 that became exercisable in September 2016 at an exercise price of $180 per share;

●	216,563 ordinary shares issuable upon exercise of placement agent warrants at an exercise price of $10.00 per share;

●	2,093,750 ordinary shares issuable upon exercise of investor warrants at an exercise price of $9.00 per share;

●	476,983 ordinary shares issued in an “at the market” equity offering under the Offering Agreement since October 22, 2020; and

●	160,727 ordinary shares issuable upon exercise of unregistered warrants to be issued to the underwriter or its designees as compensation in connection with this offering, at an exercise price of $25.00 per share.

To the extent that any of these outstanding options or warrants are exercised or we issue additional ordinary shares under our equity incentive plans, there will be further dilution to new investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

Additionally, the information above does not reflect the recent exercise of certain warrants issued in our previously reported registered direct offerings consummated during the first quarter of 2020. For information on recent warrant exercises, see “Summary—Our Company—Recent Developments—Recent Warrant Exercises.”

Underwriting

Pursuant to the underwriting agreement with Wainwright, we have agreed to issue and sell, and Wainwright has agreed to purchase, the number of ordinary shares listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of Wainwright are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Ordinary Shares
H.C. Wainwright & Co., LLC	2,296,107
Total	2,296,107

Pursuant to the underwriting agreement, Wainwright has agreed to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased, other than those ordinary shares covered by Wainwright’s option to purchase additional ordinary shares described below. Wainwright has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

Wainwright may offer the ordinary shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which Wainwright purchases ordinary shares from us and the price at which Wainwright resells such ordinary shares may be deemed underwriting compensation. If Wainwright effects such transactions by selling ordinary shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from Wainwright and/or purchasers of ordinary shares for whom they may act as agents or to whom they may sell as principal.

Wainwright is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters and other conditions specified in the underwriting agreement. Wainwright reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to Wainwright an option to purchase up to an additional 344,416 ordinary shares (up to 15% of the ordinary shares offered and sold in this offering) at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days.

Any ordinary shares sold by Wainwright to securities dealers will be sold at the public offering price less a selling concession not in excess of $1.00 per ordinary share.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. These amounts are shown assuming both no exercise and full exercise of Wainwright’s option to purchase additional ordinary shares.

	Total Without Option	Total with Option
Per Ordinary Share
Public offering price	$20.00	$20.00
Underwriting discounts and commissions payable by us(1)	$3,214,549.80	$3,696,732.20
Proceeds, before estimated offering expenses, to us	$42,707,590.20	$49,113,727.80

(1)	Wainwright will receive an underwriting discount and commission of 7.0% on gross proceeds excluding proceeds from the Excluded Entities (as defined below) and, to the extent gross proceeds exceed $15.0 million, of 3.0% on any proceeds from the Excluded Entities.

We have also agreed to pay Wainwright a management fee equal to 1% of the aggregate gross proceeds in this offering, excluding gross proceeds from sales of any ordinary shares to the Excluded Entities. We have agreed to reimburse the expenses of Wainwright in the non-accountable sum of $25,000 in connection with this offering, reimburse the expenses of Wainwright, including its legal fees, up to $85,000 in connection with this offering, and $15,950 for the clearing expenses of Wainwright in connection with this offering. We estimate the total expenses payable by us for this offering will be approximately $280,000, which amount excludes underwriting discounts and commissions.

In addition, we have agreed to issue to Wainwright or its designees warrants, referred to as the underwriter warrants, to purchase up to 160,727 ordinary shares (or if Wainwright exercises its option to purchase additional ordinary shares in full, up to 184,836 ordinary shares ) (representing 7.0% of the aggregate number of ordinary sold in this offering, including those pursuant to the option), at an exercise price of $25.00  per share (representing 125% of the public offering price for an ordinary share to be sold in this offering). The underwriter warrants will be exercisable immediately and will expire five years from the commencement of sales under this offering. Wainwright is not entitled to receive warrants with respect to investments in this offering made by certain excluded entities or individuals (collectively, the “Excluded Entities”); provided, that, if the gross proceeds from this offering, excluding proceeds from the Excluded Entities, exceed $15.0 million, then we will additionally issue to Wainwright or its designees underwriter warrants to purchase a number of ordinary shares equal to 3.0% of the number of ordinary shares acquired by the Excluded Entities in this offering.

In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Tail Financing Payments

We have agreed that Wainwright shall be entitled to same compensation described above with respect to its underwriting discount and warrant coverage in connection with any public or private offering or other financing or capital-raising transaction of any kind, which we refer to as a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom Wainwright had contacted during the term of its engagement or introduced to the Company during the term of Wainwright’s engagement by the Company if such Tail Financing is consummated at any time within the ten-month period following the expiration or termination of Wainwright’s engagement by the Company.

Indemnification

We have agreed to indemnify Wainwright against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Wainwright may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to sell any ordinary shares or any securities convertible into or exercisable or exchangeable into ordinary shares, subject to certain exceptions, for a period of 60 days, unless we obtain the prior written consent of Wainwright. This consent may be given at any time without public notice, and Wainwright may consent in its sole discretion. The exceptions to the restriction include, among other things, issuance of a limited number of ordinary shares or securities convertible into ordinary shares that are issued as consideration in a strategic transaction.

In addition, each of our directors and executive officers has entered into a lock-up agreement with Wainwright. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any ordinary shares or securities convertible into or exchangeable for ordinary shares, or publicly announce any intention to do any of the foregoing, subject to customary carve-outs, unless such directors and executive officers obtain prior written consent of Wainwright for a period of 60 days, from the date of this prospectus supplement. This consent may be given at any time without public notice, and Wainwright may consent in its sole discretion. Such lock-up restriction does not apply to any ordinary shares acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, Wainwright may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with the ordinary shares.

Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by Wainwright of ordinary shares in excess of the number of ordinary shares Wainwright is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by Wainwright is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. Wainwright may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor Wainwright makes any representation or prediction as to the effect that the transactions described above may have on the price of the ordinary shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, Wainwright also may engage in passive market making transactions in ordinary shares in accordance with Regulation M during a period before the commencement of offers or sales of ordinary shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by Wainwright, if any, participating in this offering and Wainwright may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or Wainwright, and should not be relied upon by investors.

Other Relationships

From time to time, Wainwright and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright served as our exclusive placement agent in connection with our registered direct offerings we consummated in February 2020 and March 2020 and as exclusive sales agent in connection with sales under our Offering Agreement for which it received compensation.

NOTICE TO INVESTORS

European Economic Area and the United Kingdom

This prospectus has been prepared on the basis that any offer of ordinary shares in any member state of the European Economic Area or the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of ordinary shares. Accordingly any person making or intending to make an offer in that Relevant State of ordinary shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or Wainwright to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Company nor Wainwright have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for the Company or Wainwright to publish or supplement a prospectus for such offer. Neither the Company nor Wainwright have authorized, nor do they authorize, the making of any offer of ordinary shares through any financial intermediary, other than offers made by Wainwright, which constitute the final placement of the ordinary shares contemplated in this prospectus.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

In relation to each Relevant State, no ordinary shares have been offered or will be offered to the public in that Relevant State, except that offers of ordinary shares may be made to the public in that Relevant State:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require the Company or Wainwright to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation

Each person in a Relevant State who receives any communication in respect of, or who acquires any ordinary shares under, the offers to the public contemplated in this prospectus, or to whom the ordinary shares are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with the Company and Wainwright that it and any person on whose behalf it acquires ordinary shares is a (a) qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (b) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of Wainwright has been obtained to each such proposed offer or resale, or (ii) where ordinary shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Regulation as having been made to such persons.

We, Wainwright and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) subsequently offering, selling or recommending the ordinary shares is responsible for undertaking its own target market assessment in respect of the ordinary shares and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Company nor Wainwright makes any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate. The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, Wainwright is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This document is not intended to constitute an offer to, or solicitation of, investors in Switzerland to purchase or invest in ordinary shares. The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA (unless in circumstances falling within article 36 of the FinSA). This document does not constitute a prospectus pursuant to the FinSA and has been prepared without regard to the disclosure standards for issuance prospectuses under the FinSA, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document has not been and will not be reviewed or approved by a Swiss reviewing body (“Prüfstelle”) pursuant to article 51 of the FinSA and does not comply with the disclosure requirements applicable to a prospectus within the meaning of article 35 of the FinSA. Further, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Legal Matters

Greenberg Traurig, P.A., Miami, Florida, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Yigal Arnon & Co., Jerusalem, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Wainwright is being represented by McDermott Will & Emery LLP, New York, New York.

Experts

Our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2019 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Expenses

The following table sets forth costs and expenses, other than any commissions and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$130,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$5,000
Total	$150,000

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 30, 2020; and

●	Our Reports on Form 6-K filed with the SEC on May 18, 2020, May 19, 2020, June 29, 2020, October 22, 2020, October 30, 2020, November 17, 2020 (excluding exhibit 99.1, except for the third paragraph of exhibit 99.1) and February 9, 2021, and our Report on Form 6-K/A filed with the SEC on October 13, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus, as applicable, to the extent that a statement contained herein, therein or in any subsequently filed document that is also incorporated by reference herein or therein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference in this prospectus supplement or in the accompanying prospectus. Please direct requests to us at the following address:

Enlivex Therapeutics Ltd.

Attention: Shachar Shlosberger

14 Einstein Street

Nes Ziona

Israel 7403618

Tel: +972.2.6208072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

PROSPECTUS

$100,000,000

ENLIVEX THERAPEUTICS LTD.

Ordinary Shares

Warrants

Units

We may from time to time sell our ordinary shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our ordinary shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ENLV.”

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 2 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2019

i

About This Prospectus

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 19.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” “Enlivex,” “we,” “us” and “our” refer to Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to:

●	our expectations regarding the timing of clinical trials with respect to Allocetra™;

●	the continued listing of our ordinary shares on Nasdaq;

●	our expectations regarding the progress of our clinical trials, including the duration, cost and whether such trials will be conducted at all;

●	our intention to successfully complete clinical trials in order to be in a position to submit applications for accelerated regulatory paths in the EU and the United States;

●	the possibility that we will apply in the future for regulatory approval for our current and any future product candidates we may develop, and the costs and timing of such regulatory approvals;

●	the likelihood of regulatory approvals for any product candidate we may develop;

●	the timing, cost or other aspects of the commercial launch of any product candidate we may develop, including the possibility that we will build a commercial infrastructure to support commercialization of our current and any future product candidates we may develop;

●	future sales of our product candidates or any other future products or product candidates;

●	our ability to achieve favorable pricing for our product candidates;

●	the potential for our product candidates to receive orphan drug designations;

●	that any product candidate we develop potentially offers effective solutions for various diseases;

●	whether we will develop any future product candidates internally or through strategic partnerships;

●	our expectations regarding the manufacturing and supply of any product candidate for use in our clinical trials, and the commercial supply of those product candidates;

●	third-party payer reimbursement for our current or any future product candidates;

●	our estimates regarding anticipated expenses, capital requirements and our needs for substantial additional financing;

●	patient market sizes and market adoption of our current or any future product candidates by physicians and patients;

●	completion and receiving favorable results of clinical trials for our product candidates;

●	protection of our intellectual property, including issuance of patents to us by the United States Patent and Trademark Office, or USPTO, and other governmental patent agencies;

●	our intention to pursue marketing and orphan drug exclusivity periods that are available to us under regulatory provisions in certain countries;

●	the development and approval of the use of our current or any future product candidates for additional indications other than complications associated with bone marrow transplants, GvHD and preventing cytokine storm associated organ failure in sepsis patients;

●	our expectations regarding commercial and pre-commercial activities;

●	our expectations regarding licensing, acquisitions, and strategic operations; and

●	our liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “hopes,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, would not be interpreted differently in light of additional research, clinical and preclinical trails results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

Our Company

Enlivex is a clinical stage immunotherapy company, developing an allogeneic drug pipeline for immune system rebalancing. Immune system rebalancing is critical for the treatment of life-threatening immune and inflammatory conditions, which involve the hyper-expression of cytokines (Cytokine Release Syndrome) and for which there are no U.S. Food and Drug Administration-approved treatments, as well as treating solid tumors via modulating immune-checkpoint rebalancing. The Company’s innovative immunotherapy candidate, Allocetra™, is a novel immunotherapy candidate based on a unique mechanism of action that targets clinical indications that are defined as “unmet medical needs” such as preventing or treating complications associated with bone marrow transplants and/or hematopoietic stem cell transplants, sepsis and acute multiple organ failure. The Company also intends to develop its cell-based therapy to be combined with effective treatments of solid tumors via immune checkpoint rebalancing to increase the efficacy of various anti-cancer therapies, including Chimeric Antigen Receptor T-Cell Therapy and therapies targeting T-Cell Receptor Therapy.

On March 26, 2019, the Company (f/k/a Bioblast Pharma Ltd.), and Enlivex Therapeutics R&D Ltd., referred to as Enlivex R&D (f/k/a Enlivex Therapeutics Ltd.), consummated a merger transaction whereby Enlivex R&D merged with a merger subsidiary of the Company, with Enlivex R&D as the surviving entity in the merger, referred to as the Merger. As a result of the Merger, Enlivex R&D became a wholly owned subsidiary of the Company. Concurrently with the Merger, the Company changed its name to Enlivex Therapeutics Ltd.

Certain Information About Us In This Prospectus

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. Upon consummation of the Merger, we changed our name to Enlivex Therapeutics Ltd. Our primary operating subsidiary, Enlivex Therapeutics R&D Ltd. ,was incorporated in September 2005 under the laws of the State of Israel as an Israeli privately held company under the name Tolarex Ltd. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and, upon consummation of the Merger, to Enlivex Therapeutics R&D Ltd. Our principal executive offices are located at 14 Einstein Street, Nes Ziona, Israel 7403618, and our telephone number is: +972 26208072.

Use of Proceeds

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include:

●	acquisitions of assets and businesses;

●	repayment of indebtedness outstanding at that time; and

●	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Description of Ordinary Shares

General

This prospectus describes the general terms of our ordinary shares, which description is qualified in its entirety by reference to applicable Israeli law and the terms and provisions contained in our amended and restated articles of association. When we offer to sell ordinary shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our ordinary shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our amended and restated articles of association, the total number of shares of all classes of stock that we have authority to issue is 45,000,000 ordinary shares with a par value of NIS 0.40 per share. As of June 5, 2019, there were 10,113,707 ordinary shares outstanding.

Rights, Preferences, Restrictions of Shares and Shareholders Meetings

●	General. Our share capital is NIS 18,000,000 divided into 45,000,000 ordinary shares with a nominal value of NIS 0.40 each.

●	Voting. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect all the members of our board of directors (the “Board of Directors”).

●	Dividend and liquidation rights. Our Board of Directors may declare a dividend to be paid to the holders of our ordinary shares according to their rights and interests in our profits and may fix the record date for eligibility and the time for payment. Our Board of Directors may determine that a dividend may be paid, wholly or partially, by the distribution of certain of our assets or by a distribution of paid up shares, debentures or debenture stock or any of our securities or of any other companies or in any one or more of such ways in the manner and to the extent permitted by the Israeli Companies Law 5759-1999 (the “Companies Law”).

●	Transfer of shares; record dates. Fully paid up ordinary shares may be freely transferred pursuant to our amended and restated articles of association unless such transfer is restricted or prohibited by another instrument or securities laws. Each shareholder who would be entitled to attend and vote at a general meeting of shareholders is entitled to receive notice of any such meeting. For purposes of determining the shareholders entitled to notice and to vote at such meeting, the Board of Directors will fix a record date.

●	Voting; annual general and extraordinary meetings. Subject to any rights or restrictions for the time being attached to any class or classes of shares, each shareholder shall have one vote for each share of which he or she is the holder, whether on a show of hands or on a poll. Our amended and restated articles of association do not permit cumulative voting and it is not mandated by Israeli law. Votes may be given either personally or by proxy. A proxy need not be a shareholder. If any shareholder is without legal capacity, he may vote by means of a trustee or a legal custodian, who may vote either personally or by proxy. If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share and, for this purpose seniority shall be determined by the order in which the names stand in the shareholder register.

●	Quorum for general meetings. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who holds or represent between them at least one-third of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

●	Notice of general meetings. Unless a longer period for notice is prescribed by the Companies Law, at least 4 days and not more than 40 days’ notice of any general meeting shall be given, specifying the place, the day and the hour of the meeting and, in the case of special business, the nature of such business, shall be given in the manner hereinafter mentioned, to such shareholders as are under the provisions of our amended and restated articles of association, entitled to receive notices from us. Only shareholders of record as reflected on our share register at the close of business on the date fixed by the Board of Directors as the record date determining the then shareholders who will be entitled to vote, shall be entitled to notice of, and to vote, in person or by proxy, at a general meeting and any postponement or adjournment thereof.

●	Annual; agenda; calling a general meeting. General meetings are held at least once in every calendar year at such time (within a period of 15 months after the holding of the last preceding general meeting), and at such time and place as may be determined by the Board of Directors. At a general meeting, decisions shall be adopted only on matters that were specified on the agenda. The Board of Directors is obligated to call an extraordinary general meeting of the shareholders upon a written request in accordance with the Companies Law. The Companies Law provides that an extraordinary general meeting of shareholder may be called by the Board of Directors or by a request of two directors or 25% of the directors in office, or by shareholders holding at least 5% of the issued share capital of the company and at least 1% of the voting rights, or of shareholders holding at least 5% of the voting rights of the company.

●	Majority vote. Except as otherwise provided in the amended and restated articles of association, any resolution at a general meeting shall be deemed adopted if approved by the holders of a majority of our voting rights represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a further vote.

●	Discrimination against shareholders. According to our amended and restated articles of association, there are no discriminating provisions against any existing or prospective holders of our shares as a result of a shareholder holding a substantial number of shares.

Modification of Class Rights

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a majority vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of the class. The provisions of our amended and restated articles of association relating to general meetings shall apply, mutatis mutandis, to every such separate general meeting. Any holder of shares of the class present in person or by proxy may demand a secret poll.

Unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class. These conditions provide for the minimum shareholder approvals permitted by the Companies Law.

Restrictions on Shareholders Rights to Own Securities

Our amended and restated articles of association and the laws of the State of Israel do not restrict in any way the ownership or voting or our shares by non-residents of Israel, except with respect to subjects of countries which are in a state of war with Israel.

Securities Register

We are registered with the Israeli Registrar of Companies. Our registration number is 51-471648-9. Our amended and restated articles of association provide that we may engage in any type of lawful business.

Board of Directors

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the Company’s Audit Committee, Company’s the Compensation Committee, by the Board of Directors itself and by the shareholders. The vote required by the Audit Committee, Compensation Committee and the Board of Directors for approval of such matters, in each case, is a majority of the disinterested directors participating in a duly convened meeting. If, however, a majority of the members participating in such meeting have a personal interest in the approval of such matter, then all directors may participate in the discussions and the voting on approval thereof and in such case the matter shall be subject to further shareholder approval.

The Companies Law requires that an office holder promptly disclose to the Board of Directors any personal interest that he or she may have concerning any existing or proposed transaction with a company, as well as any substantial information or document with respect thereof. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board of Directors at which the transaction is considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter. An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of a relative of such office holder in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction, approval by the Board of Directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the Board of Directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith. Approval first by the company’s Audit Committee and subsequently by the Board of Directors is required for an extraordinary transaction in which an office holder has a personal interest. Arrangements regarding the compensation, indemnification or insurance of an office holder require the approval of the Compensation Committee, Board of Directors and, in certain circumstances, the shareholders, in that order.

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager.

In the context of (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) certain private placements in which the controlling shareholder has a personal interest, (iii) certain transactions with a controlling shareholder or relative with respect to services provided to or employment by the company, (iv) the terms of employment and compensation of the general manager, and (v) the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders, the definition of a “controlling shareholder” also includes any shareholder who holds 25% or more of the voting rights if no other shareholder holds more than 50% of the voting rights. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be a single shareholder and may be deemed a controlling shareholder for the purpose of approving such transaction. Extraordinary transactions, including private placement transactions, with a controlling shareholder or in which a controlling shareholder has a personal interest, and engagements with a controlling shareholder or his or her relative, directly or indirectly, including through a corporation in his or her control, require the approval of the Audit Committee, the Board of Directors and the shareholders of the company, in that order. In addition, the shareholder approval must fulfill one of the following requirements:

●	a disinterested majority; or

●	the votes of shareholders who have no personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, and who vote against the transaction may not represent more than two percent (2%) of the voting rights of the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the terms of engagement and compensation of a controlling shareholder who is an office holder, and the terms of employment of a controlling shareholder who is an employee of the company, require the approval of the Compensation Committee, Board of Directors and, generally, the shareholders, in that order.

Under the Companies Law, generally, actions taken by an office holder which were in excess of his or her authority or without authorization (other than those which contravened the purposes of the company), may be approved retroactively by the same organ of governance of a company that should have originally approved that action and by the same majority, provided further that the act was performed bona fide and for the benefit of the company.

Pursuant to Israeli law, a director who has a personal interest in an extraordinary transaction which is brought for discussion before our Board of Directors or our Audit Committee shall neither vote in nor attend discussions concerning the approval of such transaction. If the director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangement will be invalid.

●	Our amended and restated articles of association provide that, subject to the Companies Law, our Board of Directors may delegate its authority, in whole or in part, to such committees of the Board of Directors as it deems appropriate, and it may from time to time revoke such delegation.

●	Arrangements regarding compensation of directors require the approval of the Compensation Committee, our Board of Directors and the shareholders.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our Board of Directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Acquisitions under Israeli Law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital or of the issued and outstanding share capital of a certain class of shares is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted, even without the approval of a disinterested majority, if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s Board of Directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted by the disinterested majority, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s Board of Directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The Board of Directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the Board of Directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the Board of Directors of each of the merging companies, the Boards of Directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Potential Issues that Could Delay a Merger

Certain provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult any merger or acquisition of us.

Requirement of Disclosure of Shareholder Ownership

There are no provisions of our amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed. We are subject, however, to U.S. securities rules that require beneficial owners of more than 5% of our ordinary shares to make certain filings with the SEC.

Changes in Capital

Our amended and restated articles of association do not impose any conditions governing changes in capital that are more stringent than required by the Companies Law.

Listing

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ENLV.”

Description of Warrants

General

We may issue warrants to purchase our ordinary shares. The warrants may be issued independently or together with ordinary shares offered by this prospectus and may be attached to or separate from those ordinary shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the ordinary shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, and terms of ordinary shares purchasable upon exercise of the warrants;

●	the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

●	the price at which each ordinary share purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any information with respect to book-entry procedures;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	the material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash ordinary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying ordinary shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of ordinary shares covered by a warrant will be adjusted proportionately if we subdivide or combine our ordinary shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue capital stock or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase, or otherwise acquire ordinary shares, as a dividend or distribution to holders of our ordinary shares;

●	pay any cash to holders of our ordinary shares other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our ordinary shares; or

●	issue ordinary shares or additional stock or other securities or property to holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the ordinary shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations, or changes of the ordinary shares;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive stock, securities, or other property with respect to or in exchange for their ordinary shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants,” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$12,120
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	*

* To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Yigal Arnon & Co. and Greenberg Traurig, P.A.

Experts

Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2018 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Yigal Arnon & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal, and is executory in the state in which it was given;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence and arguments;

●	the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment and the obligations imposed by the judgment are enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

●	Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 30, 2019; and

●	Our Form 6-K filed on May 20, 2019.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the registration statement of which this prospectus forms a party and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Enlivex Therapeutics Ltd.

Attention: Shachar Shlosberger

14 Einstein Street

Nes Ziona

Israel 7403618

Tel: +972.2.6708072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

ENLIVEX THERAPEUTICS LTD.

2,296,107 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 9, 2021